UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2003

VENTURE FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	0-24024	91-1277503
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification Number)

721 College St SE Lacey, Washington 98503
(Address of Principal Executive Offices)(Zip Code)

(360) 459-1100
(Registrant’s Telephone Number, Including Area Code)

First Community Financial Group, Inc.
(Former name or former address, if changed since last report)

Item 7.             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

	99.1	Press Release dated May 1, 2003 first quarter earnings release.

Item 9.           OTHER EVENTS

On May 1, 2003, First Community Financial Group, Inc. (now known as Venture Financial Group, Inc.) issued its earnings release for the quarter ended March 31, 2003.  A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information being furnished under this “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC.

(Registrant)

Dated: May 28, 2003	By:	/s/ Ken F. Parsons, Sr.
Ken F. Parsons, Sr.
Chairman and Chief Executive Officer